Exhibit 99.1

CareTrust REIT Announces Fourth Quarter & Full Year 2022 Operating Results

Conference Call Scheduled for Friday, February 10, 2023 at 1:00 pm ET
SAN CLEMENTE, Calif., February 9, 2023 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter and year ended December 31, 2022, as well as other recent events.
For the quarter, CareTrust REIT reported:
•95.5% of contractual rents collected;
•Net income of $14.4 million and net income per share of $0.15;
•Normalized FFO of $37.0 million and normalized FFO per share of $0.38;
•Normalized FAD of $39.0 million and normalized FAD per share of $0.40; and
•A quarterly dividend of $0.275 per share, representing a payout ratio of approximately 69% on normalized FAD.

Operating Environment

CareTrust’s President and Chief Executive Officer, Dave Sedgwick, discussed the business environment and the Company's Q4 results. “Given last year’s Federal Reserve rate increases, the persistently tight labor market, and our portfolio repositioning work, we are pleased to report Normalized FFO per share for the quarter and the year of $0.38 and $1.49, respectively, and contractual rent collections for the year of 95.2% inclusive of security deposits.”

Q4 occupancy for both skilled nursing and seniors housing increased by approximately 70 basis points over Q3, with several facilities and operators successfully returning to pre-pandemic occupancy levels. December skilled nursing and seniors housing occupancy were approximately 74% and 77% compared to their pre-pandemic marks of 78% and 81%, respectively.

The Biden administration announced it will end the Public Health Emergency (PHE) related to the Covid-19 pandemic on May 11, 2023. Mr. Sedgwick said, “the PHE has provided much needed support to skilled nursing and other healthcare providers to manage through the many pandemic headwinds. Many states have implemented policies to support their healthcare providers in anticipation of the termination of the PHE this year. Nevertheless, the end of the PHE will not help the industry recover and may result in an increase of acquisition opportunities as some providers need to sell. Our balance sheet has been built for times like this.”

Portfolio

The Company reported facility EBITDAR and EBITDARM lease coverage for the twelve months ended September 30, 2022 of 2.01x and 2.57x, respectively, excluding application of HHS Provider Relief Funds. The operators in the Company’s “Top 10 Tenants” lease coverage account for 89% of contractual rent and collectively have an EBITDAR and EBITDARM lease coverage of 2.13x and 2.70x, respectively. Among the tenants outside the Company’s Top 10 is one operator, representing 2.8% of contractual revenue, that has not paid rent since November 2022. Deposits for this operator were applied and exhausted in Q4. Removing this operator's negative lease coverage would increase the “All Other Tenant” EBITDAR coverage from 1.08x to 1.84x and would increase the overall portfolio coverage from 2.01x to 2.10x.

The Company gave an update on its 2022 disposition plan. Mr. Sedgwick said, “After an exhaustive process during a volatile year, we have sold 13 properties and decided to retain 14. That now leaves only 5 facilities that are still on the market. Two of those are under contract to sell.” An update to key transactional details for the original 32 assets selected for sale or restructure are provided in the Fourth Quarter Financial Supplement.

Pipeline

The Company’s Chief Investment Officer, James Callister, commented on the current market for acquisitions and the Company’s pipeline. He said, “The rising cost of debt is impacting many potential buyers and we’re seeing sellers and brokers prioritize certainty more than ever before. We believe this to be a primary driver for the increase in deals crossing our desk.” Mr. Callister continued, “We are encouraged by the increased deal flow and we are beginning to see signs of sellers’ pricing expectations adjusting to the world we live in today. We are actively pursuing opportunities for external growth both with current and future operating partners.”

Financial Results for Quarter and Year Ended December 31, 2022

Chief Financial Officer, Bill Wagner, reported that, for the fourth quarter, CareTrust reported net income of $14.4 million, or $0.15 per diluted weighted-average common share, normalized FFO of $37.0 million, or $0.38 per diluted weighted-average common share, and normalized FAD of $39.0 million, or $0.40 per diluted weighted-average common share. For the year ended December 31, 2022, CareTrust reported net loss of $7.5 million, or $0.08 loss per diluted weighted-average common share, normalized FFO of $144.5 million, or $1.49 per diluted weighted-average common share, and normalized FAD of $152.4 million, or $1.57 per diluted weighted-average common share.

Liquidity

As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 3.7x, which is below the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 27.8%. Mr. Wagner stated that, as of today, the Company has approximately $135 million outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2026. He also disclosed that CareTrust currently has approximately $20 million in cash on hand. He further noted that the Company currently has approximately $428.4 million in available authorization remaining on its at-the-market equity program. "With substantial availability on our revolver, and equity markets readily accessible to us at present, we continue to have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Dividend Maintained

During the quarter, CareTrust declared a quarterly dividend of $0.275 per common share. On an annualized basis, the payout ratio was approximately 72% based on fourth quarter 2022 normalized FFO, and 69% based on normalized FAD.

Conference Call

A conference call will be held on Friday, February 10, 2023, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss fourth quarter and full year 2022 results, recent developments and other matters. The toll-free dial-in number is 1 (888) 510-2379 or toll dial-in number is 1 (646) 960-0691 and the conference ID number is 6808360. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. This call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including acquisition opportunities and disposition plans; growth prospects; operating and financial performance; expectations regarding the making of distributions and payment of dividends; and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the impact of possible additional surges of COVID-19 infections or the risk of other pandemics, epidemics or infectious disease outbreaks, measures taken to prevent the spread of such outbreaks and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates and inflation; (x) the ability to retain our key management personnel; (xi) the ability to maintain our status as a real estate investment trust (“REIT”); (xii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiv) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2022, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter and year ended December 31, 2022 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
	(Unaudited)
Revenues:
Rental income	$47,675	$49,118	$187,506	$190,195
Interest and other income	4,135	619	8,626	2,156
Total revenues	51,810	49,737	196,132	192,351
Expenses:
Depreciation and amortization	11,926	14,056	50,316	55,340
Interest expense	9,608	5,689	30,008	23,677
Property taxes	968	1,108	4,333	3,574
Impairment of real estate investments	5,356	—	79,062	—
Provision for loan losses, net	—	—	3,844	—
Property operating expenses	695	—	5,039	—
General and administrative	4,813	10,738	20,165	26,874
Total expenses	33,366	31,591	192,767	109,465
Other (loss) income:
Loss on extinguishment of debt	—	—	—	(10,827)
Loss on sale of real estate, net	(1,668)	115	(3,769)	(77)
Unrealized loss on other real estate related investments	(2,396)	—	(7,102)	—
Total other (loss) income	(4,064)	115	(10,871)	(10,904)
Net income (loss)	$14,380	$18,261	$(7,506)	$71,982

Earnings (loss) per common share:
Basic	$0.15	$0.19	$(0.08)	$0.74
Diluted	$0.15	$0.19	$(0.08)	$0.74

Weighted-average number of common shares:
Basic	97,227	96,297	96,703	96,017
Diluted	97,272	96,552	96,703	96,092

Dividends declared per common share	$0.275	$0.265	$1.10	$1.06

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income (loss)	$14,380	$18,261	$(7,506)	$71,982
Depreciation and amortization	11,926	14,056	50,316	55,340
Interest expense	9,608	5,689	30,008	23,677
Amortization of stock-based compensation	1,463	5,635	5,758	10,832
EBITDA	37,377	43,641	78,576	161,831
Impairment of real estate investments	5,356	—	79,062	—
Provision for loan losses, net	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	390	—	1,367	—
Lease termination revenue	—	—	—	(63)
Property operating expenses	914	8	6,597	8
Loss (gain) on sale of real estate, net	1,668	(115)	3,769	77
Non-routine transaction costs	—	1,418	—	1,418
Loss on extinguishment of debt	—	—	—	10,827
Unrealized loss on other real estate related investments	2,396	—	7,102	—
Normalized EBITDA	$48,101	$44,952	$180,317	$174,098

Net income (loss)	$14,380	$18,261	$(7,506)	$71,982
Real estate related depreciation and amortization	11,921	14,051	50,296	55,318
Impairment of real estate investments	5,356	—	79,062	—
Loss (gain) on sale of real estate, net	1,668	(115)	3,769	77
Funds from Operations (FFO)	33,325	32,197	125,621	127,377
Effect of the senior unsecured notes payable redemption	—	—	—	642
Provision for loan losses, net	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	390	—	1,367	—
Lease termination revenue	—	—	—	(63)
Property operating expenses	914	8	6,597	8
Accelerated amortization of stock-based compensation	—	3,696	—	3,696
Non-routine transaction costs	—	1,418	—	1,418
Loss on extinguishment of debt	—	—	—	10,827
Unrealized loss on other real estate related investments	2,396	—	7,102	—
Normalized FFO	$37,025	$37,319	$144,531	$143,905

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income (loss)	$14,380	$18,261	$(7,506)	$71,982
Real estate related depreciation and amortization	11,921	14,051	50,296	55,318
Amortization of deferred financing fees	535	521	2,095	2,022
Amortization of stock-based compensation	1,463	5,635	5,758	10,832
Straight-line rental income	(3)	(6)	(17)	(32)
Impairment of real estate investments	5,356	—	79,062	—
Loss (gain) on sale of real estate, net	1,668	(115)	3,769	77
Funds Available for Distribution (FAD)	35,320	38,347	133,457	140,199
Effect of the senior unsecured notes payable redemption	—	—	—	642
Provision for loan losses, net	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	390	—	1,367	—
Lease termination revenue	—	—	—	(63)
Property operating expenses	914	8	6,597	8
Non-routine transaction costs	—	1,418	—	1,418
Loss on extinguishment of debt	—	—	—	10,827
Unrealized loss on other real estate related investments	2,396	—	7,102	—
Normalized FAD	$39,020	$39,773	$152,367	$153,031

FFO per share	$0.34	$0.33	$1.30	$1.32
Normalized FFO per share	$0.38	$0.39	$1.49	$1.49

FAD per share	$0.36	$0.40	$1.38	$1.46
Normalized FAD per share	$0.40	$0.41	$1.57	$1.59

Diluted weighted average shares outstanding [1]	97,408	96,646	96,885	96,309

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Revenues:
Rental income	$49,118	$46,007	$46,806	$47,018	$47,675
Interest and other income	619	469	747	3,275	4,135
Total revenues	49,737	46,476	47,553	50,293	51,810
Expenses:
Depreciation and amortization	14,056	13,575	12,559	12,256	11,926
Interest expense	5,689	5,742	6,303	8,355	9,608
Property taxes	1,108	1,420	1,254	691	968
Impairment of real estate investments	—	59,683	1,701	12,322	5,356
Provision for loan losses, net	—	3,844	—	—	—
Property operating expenses	—	447	89	3,808	695
General and administrative	10,738	5,215	4,978	5,159	4,813
Total expenses	31,591	89,926	26,884	42,591	33,366
Other income (loss):
Gain (loss) on sale of real estate, net	115	186	—	(2,287)	(1,668)
Unrealized loss on other real estate related investments	—	—	—	(4,706)	(2,396)
Total other income (loss)	115	186	—	(6,993)	(4,064)
Net income (loss)	$18,261	$(43,264)	$20,669	$709	$14,380

Diluted earnings (loss) per share	$0.19	$(0.45)	$0.21	$0.01	$0.15

Diluted weighted average shares outstanding	96,552	96,410	96,598	96,625	97,272

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022

Net income (loss)	$18,261	$(43,264)	$20,669	$709	$14,380
Depreciation and amortization	14,056	13,575	12,559	12,256	11,926
Interest expense	5,689	5,742	6,303	8,355	9,608
Amortization of stock-based compensation	5,635	1,521	1,394	1,380	1,463
EBITDA	43,641	(22,426)	40,925	22,700	37,377
Impairment of real estate investments	—	59,683	1,701	12,322	5,356
Provision for loan losses, net	—	3,844	—	—	—
Provision for doubtful accounts and lease restructuring	—	977	—	—	390
Property operating expenses	8	1,231	631	3,821	914
(Gain) loss on sale of real estate	(115)	(186)	—	2,287	1,668
Non-routine transaction costs	1,418	—	—	—	—
Unrealized loss on other real estate related investments	—	—	—	4,706	2,396
Normalized EBITDA	$44,952	$43,123	$43,257	$45,836	$48,101

Net income (loss)	$18,261	$(43,264)	$20,669	$709	$14,380
Real estate related depreciation and amortization	14,051	13,571	12,553	12,251	11,921
Impairment of real estate investments	—	59,683	1,701	12,322	5,356
(Gain) loss on sale of real estate	(115)	(186)	—	2,287	1,668
Funds from Operations (FFO)	32,197	29,804	34,923	27,569	33,325
Provision for loan losses, net	—	3,844	—	—	—
Provision for doubtful accounts and lease restructuring	—	977	—	—	390
Property operating expenses	8	1,231	631	3,821	914
Accelerated amortization of stock-based compensation	3,696	—	—	—	—
Non-routine transaction costs	1,418	—	—	—	—
Unrealized loss on other real estate related investments	—	—	—	4,706	2,396
Normalized FFO	$37,319	$35,856	$35,554	$36,096	$37,025

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022

Net income (loss)	$18,261	$(43,264)	$20,669	$709	$14,380
Real estate related depreciation and amortization	14,051	13,571	12,553	12,251	11,921
Amortization of deferred financing fees	521	520	520	520	535
Amortization of stock-based compensation	5,635	1,521	1,394	1,380	1,463
Straight-line rental income	(6)	(6)	(5)	(3)	(3)
Impairment of real estate investments	—	59,683	1,701	12,322	5,356
(Gain) loss on sale of real estate	(115)	(186)	—	2,287	1,668
Funds Available for Distribution (FAD)	38,347	31,839	36,832	29,466	35,320
Provision for loan losses, net	—	3,844	—	—	—
Provision for doubtful accounts and lease restructuring	—	977	—	—	390
Property operating expenses	8	1,231	631	3,821	914
Non-routine transaction costs	1,418	—	—	—	—
Unrealized loss on other real estate related investments	—	—	—	4,706	2,396
Normalized FAD	$39,773	$37,891	$37,463	$37,993	$39,020

FFO per share	$0.33	$0.31	$0.36	$0.28	$0.34
Normalized FFO per share	$0.39	$0.37	$0.37	$0.37	$0.38

FAD per share	$0.40	$0.33	$0.38	$0.30	$0.36
Normalized FAD per share	$0.41	$0.39	$0.39	$0.39	$0.40

Diluted weighted average shares outstanding [1]	96,646	96,701	96,672	96,752	97,408

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31, 2022	December 31, 2021
Assets:
Real estate investments, net	$1,421,410	$1,589,971
Other real estate related investments, at fair value (including accrued interest of $1,320 as of December 31, 2022 and $155 as of December 31, 2021)	156,368	15,155
Assets held for sale, net	12,291	4,835
Cash and cash equivalents	13,178	19,895
Accounts and other receivables	416	2,418
Prepaid expenses and other assets, net	11,690	7,512
Deferred financing costs, net	5,428	1,062
Total assets	$1,620,781	$1,640,848

Liabilities and Equity:
Senior unsecured notes payable, net	$395,150	$394,262
Senior unsecured term loan, net	199,348	199,136
Unsecured revolving credit facility	125,000	80,000
Accounts payable, accrued liabilities and deferred rent liabilities	24,360	25,408
Dividends payable	27,550	26,285
Total liabilities	771,408	725,091

Equity:
Common stock	990	963
Additional paid-in capital	1,245,337	1,196,839
Cumulative distributions in excess of earnings	(396,954)	(282,045)
Total equity	849,373	915,757
Total liabilities and equity	$1,620,781	$1,640,848

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(7,506)	$71,982
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	50,378	55,394
Amortization of deferred financing costs	2,095	2,052
Loss on extinguishment of debt	—	10,827
Unrealized loss on other real estate related investments	7,102	—
Amortization of stock-based compensation	5,758	10,832
Straight-line rental income	(17)	(32)
Adjustment for collectibility of rental income	1,417	—
Noncash interest income	(1,165)	(155)
Loss on sale of real estate, net	3,769	77
Impairment of real estate investments	79,062	—
Provision for loan losses, net	3,844	—
Change in operating assets and liabilities:
Accounts and other receivables	604	(562)
Prepaid expenses and other assets, net	123	399
Accounts payable, accrued liabilities and deferred rent liabilities	(1,049)	6,057
Net cash provided by operating activities	144,415	156,871
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(21,915)	(192,718)
Purchases of equipment, furniture and fixtures and improvements to real estate	(7,292)	(6,013)
Investment in real estate related investments and other loans receivable	(149,650)	(1,253)
Principal payments received on other loans receivable	6,308	393
Net proceeds from sales of real estate	45,149	6,958
Net cash used in investing activities	(127,400)	(192,633)
Cash flows from financing activities:
Proceeds from (costs paid for) the issuance of common stock, net	47,236	22,946
Proceeds from the issuance of senior unsecured notes payable	—	400,000
Borrowings under unsecured revolving credit facility	160,000	220,000
Payments on senior unsecured notes payable	—	(300,000)
Payments on unsecured revolving credit facility	(115,000)	(190,000)
Payments on debt extinguishment and deferred financing costs	(5,361)	(14,095)
Net-settle adjustment on restricted stock	(4,469)	(1,331)
Dividends paid on common stock	(106,138)	(100,782)
Net cash (used in) provided by financing activities	(23,732)	36,738
Net (decrease) increase in cash and cash equivalents	(6,717)	976
Cash and cash equivalents as of the beginning of period	19,895	18,919
Cash and cash equivalents as of the end of period	$13,178	$19,895

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					December 31, 2022
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	55.2%	$(4,850)		$395,150
Floating Rate Debt

Senior unsecured term loan	6.036%	[1]	2026		200,000	27.6%	(652)		199,348
Unsecured revolving credit facility	5.586%	[2]	2028	[3]	125,000	17.2%	—	[4]	125,000
	5.863%				325,000	44.8%	(652)		324,348

Total Debt	4.766%				$725,000	100.0%	$(5,502)		$719,498

[1] Funds can be borrowed at applicable SOFR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable SOFR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, unrealized loss on other real estate related investments and provision for doubtful accounts and lease restructuring, as applicable. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate related depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, unrealized loss on other real estate related investments, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.